Exhibit 10.1

ESCROW AGREEMENT

among

FDF RESOURCES HOLDINGS LLC

and

NYTEX FDF ACQUISITION, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Escrow Agent

dated as of May 4, 2012

ESCROW AGREEMENT dated as of May 4, 2012, by and among THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Escrow Agent”), the undersigned depositor (the “Depositor”) and the undersigned party (“Party B”; the Depositor and Party B are also individually herein referred to as an “Interested Party” and collectively as the “Interested Parties”).

PRELIMINARY STATEMENTS:

WHEREAS, the Depositor, Party B and New Francis Oaks, LLC (“Francis Oaks”) have entered into that certain Agreement and Plan of Merger dated as of May 4, 2012 (as amended, supplemented or otherwise modified from time to time, the “Underlying Agreement”) pursuant to which, in exchange for the consideration being paid by the Depositor, Francis Oaks will merge with and into the Depositor, so that the Depositor will continue as the surviving entity of the merger; capitalized terms used in this Escrow Agreement have the meanings given to them in the Underlying Agreement unless otherwise defined herein;

WHEREAS, the Underlying Agreement contemplates that Depositor will cause to be deposited into escrow $6,250,000 (the “Escrow Amount”);

WHEREAS, the Escrow Agent is willing to act as the Escrow Agent hereunder, and to hold and invest the Escrow Amount in an interest-bearing account no. 880675, title FDF RESOURCES & NYTEX FDF ESCROW: at its offices at 10161 Centurion Parkway, 2nd Floor Jacksonville, FL 32256 (the “Escrow Account”);

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein, and intending to be legally bound hereby, the Interested Parties hereby appoint the Escrow Agent to act as, and the Escrow Agent hereby agrees to act as, escrow agent hereunder and to hold and distribute Escrow Property (as defined herein) in accordance with and subject to the following Instructions and Terms and Conditions, and the parties hereby agree as follows:

I. INSTRUCTIONS:

1. Escrow Property. The Depositor shall deliver the Escrow Amount to the Escrow Agent concurrently with the execution hereof by wire transfer of immediately available funds to the Escrow Account. The Escrow Amount, plus all interest, dividends and other distributions, payments and earnings thereon and proceeds thereof (collectively the “Distributions”) received by the Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as “Escrow Property,” and shall be held by the Escrow Agent in escrow and disbursed in accordance with the terms and provisions of this Escrow Agreement.

2. Investment and Reinvestment of Escrow Property. During the term of this Escrow Agreement, the Escrow Property shall be invested and reinvested by the Escrow Agent in BNY Mellon Cash Reserve. The Escrow Agent shall have no liability for any loss sustained as a result of any investment selected as indicated in the previous sentence or made pursuant to the written instructions of the Interested Parties, as a result of any liquidation of any investment prior to its maturity or failure of the Interested Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Property. Although the Interested Parties recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Interested Parties hereby agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for the Escrow Account if no activity occurred for such month.

3. Distribution of Escrow Property. The Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

(a) To the extent there is a Working Capital Deficit on the Final Closing Statement, as determined pursuant to Section 3.8 of the Underlying Agreement, then within two (2) business days following receipt of a disbursement notice executed by the Interested Parties substantially in the form of Exhibit A hereto, the Escrow Agent shall disburse to the Depositor the amount set forth in such disbursement notice pursuant to the instructions set forth therein.

(b) Twenty five percent (25%) of the Escrow Property remaining after eighteen (18) months following the date hereof (the “Initial Escrow Period”) shall be released to Party B upon receipt of a disbursement notice executed by the Interested Parties substantially in the form of Exhibit A hereto, the Escrow Agent shall disburse the amount set forth in such disbursement notice pursuant to the instructions set forth therein; provided however that if the Escrow Agent has received a letter of claim (“Indemnity Claim”) in the form of Exhibit B hereto from the Depositor on or before midnight on the expiration of the Initial Escrow Period (which Indemnity Claim remains unresolved at such time), such amount as set forth in the Indemnity Claim shall remain in the Escrow Account and the amounts not in dispute, if any, shall be released to Party B upon the expiration of the Initial Escrow Period.

(c) All Escrow Property remaining after thirty-six (36) months following the date hereof (the “Full Escrow Period”) shall be released to Party B upon receipt of a disbursement notice executed by the Interested Parties substantially in the form of Exhibit A hereto, the Escrow Agent shall disburse the amount set forth in such disbursement notice pursuant to the instructions set forth therein; provided however that if the Escrow Agent has received an Indemnity Claim from the Depositor on or before midnight on the expiration of the Full Escrow Period (which Indemnity Claim remains unresolved at such time), such amount as set forth in the Indemnity Claim shall remain in the Escrow Account and the amounts not in dispute, if any, shall be released to Party B upon the expiration of the Full Escrow Period.

(d) The aggregate amount of the Escrow Property not released by the Escrow Agent due to unresolved Indemnity Claims as of the expiration of the Initial Escrow Period or the Full Escrow Period, as the case may be, shall continue to be held by the Escrow Agent and not released to Party B until the earlier of (i) such time as delivery to the Escrow Agent of a final adjudication (including appeals) in favor of Party B by a court of competent jurisdiction or (ii) agreement by the Depositor and Party B as to a disbursement of the Escrow Property to Party B evidenced by delivery to the Escrow Agent of a disbursement notice executed by the Interested Parties substantially in the form of Exhibit A hereto.

(e) To the extent the Depositor sends an Indemnity Claim to the Escrow Agent and Party B, the Escrow Agent shall not disburse to the Depositor the amount set forth in such Indemnity Claim, or any other amount, until it receives either (i) a disbursement notice executed by the Depositor and Party B substantially in the form of Exhibit A hereto or (ii) a final adjudication (including appeals) in favor of Depositor by a court of competent jurisdiction.

4. Authorized Persons. Each of the Interested Parties shall, on the date of this Escrow Agreement, deliver to the other Interested Party and the Escrow Agent a certificate in the form of Schedule 1 hereto as to the incumbency and specimen signature of each officer or other representative of such party authorized to act for and give and receive notices, requests and instructions on behalf of such party in connection with this Escrow Agreement (each such officer or other representative, an “Authorized Person”). From time to time, an Interested Party may, by delivering to the other Interested Party and the Escrow Agent a revised certificate in the form of Schedule 1, change the information previously given, but each of the parties hereto shall be entitled to rely conclusively on the then-current schedule until receipt of a superseding schedule. Notwithstanding anything to the contrary herein, any and all acts, notices, requests and instructions on behalf of the Depositor in connection with this Escrow Agreement shall be authorized by at least 2 (two) Authorized Persons acting on behalf of the Depositor.

5. Facsimile/Email Instructions. Each of the Interested Parties hereby provides to the Escrow Agent and agrees with and accepts the authorizations, limitations of liability, indemnities, security procedure and other provisions set forth on Schedule 2 hereto in connection with the Escrow Agent’s reliance upon and compliance with instructions and directions sent by such parties via e-mail, facsimile and other similar unsecured electronic methods.

6. Addresses. Notices, instructions and other communications shall be sent to the Escrow Agent at The Bank of New York Mellon Trust Company, N.A., Corporate Trust Administration, 10161 Centurion Parkway, 2nd Floor Jacksonville, FL 32256, Attn.: Escrow Unit, Facsimile No. 904-645-1921, and to the Interested Parties as follows:

Depositor	Party B

FDF Resources Holdings LLC	NYTEX FDF Acquisition, Inc.
c/o Prophet Equity	c/o NYTEX Energy Holdings, Inc.
1460 Main Street, Suite 200	12222 Merit Drive, Suite 1850
Southlake, Texas 76092	Dallas, Texas 75251
Attn: Ross Gatlin, CEO & Managing Partner	Attn: Michael K. Galvis
John Tatum, Principal	Fax:
Charles Collie, Senior Executive Director	Tel:
Trevor Cohen, Vice President
Fax: (817) 898-1509
Tel: (817) 898-1500

with a copy to	with a copy to

Richards, Kibbe & Orbe LLP	Winston & Strawn LLP
One World Financial Center	200 Park Avenue
New York, New York 10281	New York, NY 10166
Attn: Larry G. Halperin	Attn: Bradley C. Vaiana
Joon P. Hong	Bryan C. Goldstein
Fax: (212) 530-1801	Fax: (212) 294-4700
Tel: (212) 530-1800	Tel: (212) 294-2610
(212) 294-6668

7. Termination. This Escrow Agreement shall terminate upon the distribution or disbursement by the Escrow Agent of all Escrow Property in accordance with the terms hereof.

8. Compensation. (a) In respect of the Escrow Agent’s services hereunder, the Interested Parties shall be jointly and severally obligated to pay the Escrow Agent the fees, expenses, charges and other amounts as set forth on the attached Schedule 3.

(b) The Interested Parties shall additionally be jointly and severally obligated to pay all activity and investment charges as per the Escrow Agent’s (or, in the case of execution of investment orders, executing parties’) then-current schedule for such charges.

(c) The Interested Parties shall be jointly and severally responsible for and shall reimburse the Escrow Agent upon demand for all expenses, disbursements and advances incurred or made by the Escrow Agent in connection with this Agreement, including, without limitation, the costs, expenses and disbursements of legal counsel for the Escrow Agent.

(d) Notwithstanding anything to the contrary in this Escrow Agreement, any amounts payable or to be paid by Party B under this Section 8 and Sections 9, 10(b) and 11(b) under Terms and Conditions, up to a maximum aggregate amount of $15,000, shall be paid out of the Escrow Property, and the parties hereto acknowledge and agree that no disbursement notice shall be required for such purposes.

II. TERMS AND CONDITIONS:

1. Escrow Agent’s Duties. The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein, and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, nor required to inquire as to the performance of any obligation under, any other agreement between or among the Interested Parties (including the Underlying Agreement) or to which any Interested Party is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any Interested Party or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

2. Agreement for Benefit of Parties. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

3. Escrow Agent’s Reliance on Orders, Etc. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

4. The Escrow Agent.

(a) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon (and shall be fully protected in relying upon) any instruction, notice, demand, certificate or document from each of the Interested Parties, (ii) for any indirect, consequential, punitive or special damages, even if advised of the possibility thereof, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians selected by it in good faith, or (iv) for an amount in excess of the value of the Escrow Property.

(b) As security for the due and punctual performance of any and all of the Interested Parties’ obligations to the Escrow Agent hereunder, now or hereafter arising, the Interested Parties, individually and collectively, hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a lien on and right of setoff against, the Escrow Property and all Distributions thereon, investments thereof or additions thereto (whether such additions are the result of deposits by Depositor or the investment of Escrow Property or otherwise). If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property, and may sell, convey or otherwise dispose of any Escrow Property for such purpose. The security interest and setoff rights of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Interested Parties and all third parties in accordance with the terms of this Escrow Agreement.

(c) The Escrow Agent may consult with legal counsel at the expense of the Interested Parties as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any written advice from such counsel.

(d) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Collections. Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

6. Statements. The Escrow Agent shall provide to the Interested Parties statements (not less frequently than monthly) reflecting activity in the Escrow Account for the preceding period. No statement need be provided for periods in which no Escrow Account activity occurred. Each such statement shall be deemed to be correct and final upon receipt thereof by the Interested Parties unless the Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

7. Limitation of Escrow Agent’s Responsibility. The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

8. Notices. Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the “Addresses” provision herein (or to such other address as may be substituted therefor by written notification to the other parties). Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent’s Escrow Unit. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by an Interested Party or by a person or persons authorized by an Interested Party, including persons identified on Authorized Persons schedules delivered pursuant to Section 4 of the Instructions. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which the Escrow Agent is open for business.

9. Indemnity. The Interested Parties, jointly and severally, shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent and its affiliates, and the Escrow Agent’s and such affiliates’ respective directors, officers, employees, agents, successors and assigns, harmless from and against any and all claims, losses, liabilities, costs, disbursements, damages or expenses (including reasonable attorneys’ fees and expenses and court costs) (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement or being the Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

10. Removal and Resignation of Escrow Agent; Successor Escrow Agent.

(a) The Interested Parties may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days’ prior notice in writing signed by the Interested Parties. The Escrow Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof.

(b) Within ten (10) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Interested Parties shall jointly agree on and appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and thereafter be relieved of all further duties and obligations as Escrow Agent hereunder. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed a joint and several obligation of, the Interested Parties.

(c) Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the amount of fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

(d) Upon delivery of the Escrow Property to the successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

11. Escrow Agent’s Obligations in the Event of Ambiguities, Conflicting Claims, Etc.

(a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property, unless and until the Escrow Agent receives written instructions, signed by the Interested Parties, which eliminates such ambiguity or uncertainty.

(b) In the event of any dispute between or conflicting claims by or among the Interested Parties and/or any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to any Interested Party for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent, or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Interested Parties.

12. Governing Law; Jurisdiction; Waiver of Right to Trial by Jury. This Escrow Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. Each Interested Party hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York. Each Interested Party hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction any Interested Party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each such party hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each Interested Party waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

13. Amendments, Etc. Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

14. Remedies Cumulative. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

15. Representations and Warranties. Each of the Interested Parties represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other debtor relief laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law, and (b) that the execution, delivery and performance of this Escrow Agreement by it do not and will not violate any applicable law or regulation.

16. Illegality, Etc. The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

17. Entire Agreement. This Escrow Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

18. Survival of Certain Provisions. Section 8 of the Instructions and Sections 8-9, 12 and 21-22 of the Terms and Conditions of this Escrow Agreement shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

19. Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

20. Counterparts. This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts and may be executed by facsimile or electronic delivery, each of which when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

21. Certain Tax Matters. Except as provided in paragraph 4(b) of the Terms and Conditions above, the Escrow Agent does not have any interest in the Escrow Property but is serving as escrow holder only and having only possession thereof. The Interested Parties shall jointly and severally be obligated to and shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall jointly and severally indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications, and will inform the Escrow Agent as to the proper allocation of income in respect of the Escrow Property for annual and periodic tax and other reporting purposes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting.

22. Patriot Act Compliance, Etc. In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering and the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Escrow Agent must obtain, verify and record information that allows the Escrow Agent to identify customers (“Applicable Law”), the Escrow Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Escrow Agent. Accordingly, each Interested Party agrees to provide to the Escrow Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Escrow Agent to comply with Applicable Law, including, but not limited to, information as to name, physical address, tax identification number and other information that will help the Escrow Agent to identify and verify such Interested Party such as organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information. Each Interested Party understands and agrees that the Escrow Agent cannot open the Escrow Account unless and until the Escrow Agent verifies the identities of the Interested Parties in accordance with its CIP.

23. Successors and Assigns of Escrow Agent. Any corporation or other company into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation or other company succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

DEPOSITOR:

FDF RESOURCES HOLDINGS LLC

By:	/s/ Ross Gatlin
Name: Ross Gatlin
Title: Manager

PARTY B:

NYTEX FDF ACQUISITION, INC.

By:	/s/ Michael G. Francis
Name: Michael G. Francis
Title: President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Escrow Agent

By:	/s/ Stephanie Matthews
Name: Stephanie Matthews
Title: Associate

Signature Page to Escrow Agreement

Schedule 1

Authorized Officers of the Depositor

Name	Signature

Ross Gatlin	/s/ Ross Gatlin
John Tatum	/s/ John Tatum
Charles Collie	/s/ Charles Collie
Trevor Cohen	/s/ Trevor Cohen

Authorized Officers of Party B

Name	Signature

Michael Galvis	/s/ Michael Galvis
Bryan Sinclair	/s/ Bryan A. Sinclair

Escrow Agreement Incumbency

Schedule 2

ELECTRONIC METHODS AUTHORIZATION, LIMITATION OF LIABILITY AND INDMENITY

Interested Party Authorization, Limitation of Liability and Indemnity. Each Interested Party hereby authorizes the Escrow Agent and its affiliates (the “Bank”) to rely upon and comply with instructions and directions sent by it via e-mail, facsimile and other similar unsecured electronic methods (but excluding on-line communications systems covered by a separate agreement such as the Bank’s Inform or CA$H-Register Plus system, “On-Line Communications Systems”) (“Electronic Methods”) by persons believed by the Bank to be authorized to give instructions and directions on behalf of the Interested Party. Except as set forth below with respect to funds transfers, the Bank shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Interested Party (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of the Interested Party); and the Bank shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the relevant Interested Party as a result of such reliance upon or compliance with such instructions or directions. Each Interested Party agrees to assume all risks arising out of the use of Electronic Methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Funds Transfer Security Procedures. With respect to any “funds transfer,” as defined in Article 4-A of the Uniform Commercial Code, the following security procedure will apply: An Interested Party’s payment instruction is to include the name and (in the case of a facsimile) signature of the person initiating the funds transfer request. If the name is listed as an Authorized Person on a certificate in the form of Schedule 1 hereto delivered pursuant to the Escrow Agreement, the Bank will confirm the instructions by telephone call to any person listed as an Authorized Person, who may be the same person who initiated the instruction. When calling back, the Bank will request from the relevant Interested Party’s staff member his or her name. If the name is listed in the Escrow Agent’s records as an Authorized Person, the Bank will confirm the instructions with respect to amount, names and numbers of accounts to be charged or credited and other relevant reference information. Each Interested Party acknowledges that the Bank has offered such Interested Party other security procedures that are more secure and are commercially reasonable for such Interested Party, and that such Interested Party has nonetheless chosen the procedures described in this paragraph. Each Interested Party agrees to be bound by any payment order issued in its name, whether or not authorized, that is accepted by the Bank in accordance with the above procedures. When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the Bank, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. This applies to beneficiaries as well as any intermediary bank. Each Interested Party agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by the Bank hereunder.

Authorization. This authorization shall remain in full force and effect until the earlier of termination of this Escrow Agreement or the date it is canceled, revoked or amended by written notice received by the Escrow Agent; and replaces and supersedes any previous authorization from an Interested Party to the Bank relating to the giving of instructions by facsimile, e-mail or other similar Electronic Methods (but excluding On-Line Communications Systems) in relation to this Escrow Agreement, and is in addition to all other authorizations. Notwithstanding any revocation, cancellation or amendment of this authorization, any action taken by the Bank pursuant to this authorization prior to the Bank’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment shall not be affected by such notice.

Indemnity. Each Interested Party agrees to indemnify and hold harmless the Bank against any and all claims, losses, damages liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) incurred or sustained by the Bank as a result of or in connection with the Bank’s reliance upon and compliance with instructions or directions given by such Interested Party by Electronic Methods, provided, however, that such Losses have not arisen from the gross negligence or willful misconduct of the Bank, it being understood that, except for the confirmation procedures set forth herein, the failure of the Bank to verify or confirm that the person giving the instructions or directions, is, in fact, an Authorized Person does not constitute gross negligence or willful misconduct.

Representation. Each Interested Party hereby represents and warrants to the Bank that this authorization is properly given and has been duly approved by a resolution of its Board of Directors or if the Board of Directors no longer exists, an Authorized Person having power and authority to bind such Interested Party.

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